CONSULTANT AGREEMENT

         AGREEMENT, made this 27th day of September 1996 by and between COASTAL COMPUTER SYSTEMS, INC., a New York corporation having an office at 166 West Park Avenue, Long Beach, New York (hereinafter referred to as "COASTAL" or the "Corporation") and ALAN DANIELS and GERALDINE LUM DANIELS both having a residence at 302 Donner Avenue, Ventura, California 93003 (hereinafter collectively referred to as "CONSULTANTS").

                               W I T N E S S E T H

         WHEREAS, COASTAL desires to have available to it the consulting services of CONSULTANTS and CONSULTANTS desire to make such services available to COASTAL, upon and subject to the terms and conditions hereinafter set forth;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto agree as follows:

         1.       CONSULTANTS' SERVICES.

                  COASTAL hereby employs CONSULTANTS and CONSULTANTS shall serve as consultants with respect to technical and marketing issues. It is expressly agreed and understood that either ALAN DANIELS or GERALDINE LUM DANIELS may provide the services required under this paragraph via telephone. It is understood and agreed that Consultants' duties shall not include day to day operations. In the event that either CONSULTANT is incapacitated due to illness or death, and are unable to provide the services required under this Agreement COASTAL, in recognition of the CONSULTANTS' past contributions and services, and as an inducement to enter into this Agreement, agrees to pay the remainder of consulting fees to CONSULTANTS' or their assigns pursuant to the terms hereof.

         2.       TERM.

                  CONSULTANTS' employment hereunder shall commence on the date hereof and shall continue until the consummation of a private debt and equity financing in the aggregate amount of $765,000 (the "Private Offering").

         3.       COMPENSATION.

                  COASTAL shall pay to CONSULTANTS and CONSULTANTS shall accept from COASTAL, as compensation in full for services rendered hereunder, compensation in the amount of Twenty-Five Thousand Two Hundred and Ninety ($25,290.00) Dollars due and payable within fifteen (15) days of the closing of the Private Offering. In the event that the Private Offering does not close within ninety (90) days hereof this Agreement will be null and void and the compensation will not be due and payable.




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         4.       WAIVER OF BREACH.

                  Waiver by the Corporation of any breach or provision of this Agreement shall not be effective unless it is in writing, signed on behalf of the Corporation by a duly authorized officer and making specific reference to this Agreement. Any such waiver shall not operate or be construed as a waiver of any subsequent breach.

         5.       ASSIGNMENT.

                  This Agreement shall be binding upon and inure to the benefit of the Corporation and CONSULTANTS. CONSULTANTS shall not be entitled to assign any of their rights or delegate any of THEIR duties hereunder. Any such purported assignment or delegation shall be null and void.

         6.       ENTIRE AGREEMENT.

                  This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior Agreements or understandings, oral or written, with respect thereto. No representation or warranty of any kind whatsoever has been made by the Corporation. This Agreement may not be amended orally, but only in writing executed by each party hereto.

         7.       NOTICES.

                  Any notices or consents required or permitted to be given hereunder shall be in writing, sent by registered or certified mail, return receipt requested, and addressed as follows:

                  To CONSULTANTS

                  302 Donner Avenue
                  Ventura, California  93003

                  To Corporation at:

                  Robert H. Solomon, Esq.
                  68 West Park Avenue, PO Box 58
                  Long Beach, New York  11561

or to such other address that shall be indicated by notice given as aforesaid. Any such notice shall be deemed given when mailed as aforesaid.

         8.       GOVERNING LAW.

                  This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with the laws of, the State of New York.


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         9.       ARBITRATION.

                  Any controversy or claim arising out of, resulting from or relating to this Agreement shall be settled exclusively by arbitration conducted in Nassau County, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or organization which is the successor thereto). The parties hereto agree that service of process or notice of motion or other application in connection with any arbitration may be served by the means by which notices are to be given under this Agreement, provided that a reasonable time for appearance is allowed. Any award in such arbitration may be enforced on application of either party by the order or judgment of any Federal or state court in the State of New York as the party making such application shall elect, having jurisdiction over the subject matter thereof. Each of the parties hereto hereby submits itself to the jurisdiction of any such court and agrees that service of process on it in any action, suit or proceeding to enforce any such award may be effected by the means by which notices are to be given to it under this Agreement. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expenses of its own attorneys and experts and the additional expenses of presenting its own proof.

         10.      SEVERABILITY AND ENFORCEABILITY.

                  In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                            COASTAL COMPUTER SYSTEMS, INC.

                                         By:/s/ Dong Lew
                                            ------------------
                                            DONG LEW, President


                                            /s/ Alan Daniels
                                            ------------------
                                            ALAN DANIELS

                                            /s/ Geraldine Lum Daniels
                                            --------------------------

                                            GERALDINE LUM DANIELS



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